UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
June 9, 2015

ANDALAY SOLAR, INC. (Exact name of registrant as specified in its charter)
Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

48900 Milmont Drive, Fremont, California 94538
(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 9, 2015, Andalay Solar, Inc., (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”), at which the Company’s stockholders took action on six proposals. The proposals are described in detail in the Definitive Proxy Statement filed on April 30, 2015, as amended.

Proposal 1

The Company’s stockholders elected four individuals to our Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Mark Kalow	59,983,318	4,722,177	261,345,176
Ron Kenedi	60,023,670	4,681,825	261,345,176
Steven Chan	59,737,071	4,968,424	261,345,176
Wei-Tai Kwok	60,173,520	4,531,975	261,345,176

Proposal 2

The Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock to 1,250,000,000. The results are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
270,307,211	48,632,010	5,276,042	1,835,408

Proposal 3

The Company’s stockholders approved extending the term of the Company’s stock option plan.  The results are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
57,210,674	3,153,178	4,341,644	261,345,176

Proposal 4

The Company’s stockholders approved the reservation of 125,000,000 shares of common stock for issuance under its stock option plan. The results are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,120,040	9,130,486	454,970	261,345,176

Proposal 5

The Company’s stockholders ratified the appointment of Burr Pilger Mayer, Inc., as the Company’s independent registered public accounting firm for 2015, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
306,145,257	6,818,005	13,087,409

Proposal 6

The Company’s stockholders approved any adjournments of the meeting to another time or place, if necessary in the judgment of the proxy holders, for the purpose of soliciting additional proxies in favor of any of the foregoing proposals. The results are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
289,967,249	25,149,802	10,933,615

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2015	ANDALAY SOLAR, INC.
By: /s/ STEVEN CHAN
Steven Chan,
Chief Executive Officer and President